UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

May 25, 2006

Date of Report (Date of earliest event reported)

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(Address of principal executive offices)

(412) 227-2001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2006, Koppers Holdings Inc. (the “Company”) entered into amendments (the “Amendments”) to the change in control agreements (the “Change in Control Agreements”) with each of the following officers (the “Executives”) of the Company:

•	Walter W. Turner, President and Chief Executive Officer of the Company

•	Thomas D. Loadman, Vice President and General Manager, Railroad Products & Services Division, Koppers Inc.

•	Kevin J. Fitzgerald, Vice President and General Manager, Carbon Materials & Chemicals Division, Koppers Inc.

•	M. Claire Schaming, Treasurer and Assistant Secretary of the Company

•	Leslie S. Hyde, Vice President, Safety and Environmental Affairs, Koppers Inc.

•	Ernest S. Bryon, Vice President, Australasian Operations, Koppers Inc.

•	Mark R. McCormack, Vice President and General Manager Global Marketing, Sales and Development, Koppers Inc.

The Amendments extend the term of the Change in Control Agreements until May 31, 2007 and provide for automatic one-year renewals thereafter unless at least 90 days prior to such renewal dates either the Company or the Executive gives notice to the other party that such party does not wish to extend the term.

The Amendments did not change any of the remaining terms and conditions of the Change in Control Agreements.

The form of the Amendment to the Change in Control Agreements is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 1.01 by reference.

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Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
99.1	Form of Amendment to Change in Control Agreement entered into as of May 25, 2006 between the Company and the named Executive.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2006

KOPPERS HOLDINGS INC.

By:	/s/ Steven R. Lacy
Steven R. Lacy
Senior Vice President, Administration, General Counsel and Secretary

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